UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934
DATE OF REPORT
(DATE OF EARLIEST EVENT REPORTED):
August 5, 2008
INTERCELL USA, INC.
(Exact name of registrant as specified in its charter)

DELAWARE (State or other jurisdiction of incorporation or organization)	000-51709 (Commission file number)	52-2049149 (IRS employer identification number)
20 FIRSTFIELD ROAD
GAITHERSBURG, MD 20878
(Address of Principal Executive Offices) (Zip Code)
Registrant’s telephone number, including area code:
(301) 556-4500
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01	Completion of Acquisition or Disposition of Assets.

Item	5.01 Changes in Control of Registrant
     On August 5, 2008, Iomai Corporation, a Delaware corporation (the “Company”), completed the merger contemplated by the Agreement and Plan of Merger (the “Merger Agreement”), dated as of May 12, 2008, among the Company, Intercell AG, a joint stock corporation incorporated under the laws of the Republic of Austria (“Intercell”), and Zebra Merger Sub, Inc., a Delaware corporation and wholly-owned subsidiary of Intercell (“Merger Sub”). Pursuant to the Merger Agreement, the Company was acquired by Intercell through a merger by Merger Sub with and into the Company. A copy of the Merger Agreement is incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K dated as of May 12, 2008.
Merger Agreement
     Under the Merger Agreement, Merger Sub merged with and into the Company, and the Company continues after the merger as the surviving corporation (the “Surviving Corporation”) and as a wholly-owned subsidiary of Intercell (the “Merger”).
     Under the Merger Agreement, each outstanding share of the Company’s common stock, $0.01 par value per share (the “Company’s Common Stock”) was converted into the right to receive $6.60 in cash, other than those shares of the Company’s Common Stock owned by Intercell or its subsidiaries immediately prior to the effective time of the Merger and certain shares of the Company’s Common Stock exchanged for shares of Intercell common stock (“Intercell’s Common Stock”) prior to the Merger pursuant to the Share Exchange Agreement as defined and described below. In addition, each outstanding option or warrant to purchase shares of the Company’s Common Stock was cancelled in consideration for a cash payment equal to the excess of $6.60 over the per share exercise price for such option or warrant multiplied by the number of shares subject to such option or warrant, other than those options or warrants subject to the Share Exchange Agreement, as described below, and unexercised or unvested options granted under the Company’s 2005 Incentive Plan to persons other than non-employee directors of the Company. Unexercised or unvested options granted under the Company’s 2005 Incentive Plan to persons other than non-employee directors of the Company were cancelled and replaced with options to purchase shares of Intercell’s Common Stock. Aggregate consideration for the Merger was approximately $145,300,000 funded from Intercell’s working capital.
Share Exchange Agreement
     On August 1, 2008, in connection with the Merger Agreement, Intercell, New Enterprise Associates, Essex Woodlands Health Ventures and Gruber and McBaine Capital Management (and certain of their respective affiliates) finalized the share exchange agreement (the “Share Exchange Agreement”), whereby each stockholder party thereto exchanged all shares of, and options or warrants to purchase, the Company’s Common Stock held by such stockholder into a number of shares of Intercell’s Common Stock equal to the number of such stockholder’s shares of, and options or warrants to purchase, the Company’s Common Stock, multiplied by $6.60 per share and divided by the closing sale price (as converted into U.S. dollars) of Intercell’s Common Stock on the Vienna Stock Exchange on that date.
     A form of the Share Exchange Agreement is attached as Exhibit A to the Merger Agreement.
Additional Information
     The foregoing summary of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement, and the accompanying exhibits, attached as Exhibit 2.1 hereto and incorporated herein by reference.
     On August 5, 2008, the NASDAQ Global Market (“NASDAQ”) filed with the Securities and Exchange Commission an application on Form 25 to report that shares of the Company’s Common Stock are no longer listed on NASDAQ. Trading of the Company’s Common Stock on NASDAQ was suspended as of the closing of trading on August 5, 2008.

Item 3.03.	Material Modification to Rights of Security Holders.
     In connection with the consummation of the Merger, each share of the Company’s Common Stock issued and outstanding immediately prior to the Effective Time (other than shares held by (i) Intercell, Merger Sub and their wholly-owned subsidiaries or (ii) stockholders who properly exercised their appraisal rights under Delaware law) was converted into the right to receive the Merger Consideration. At the Effective Time, the Company’s stockholders immediately prior to the Effective Time ceased to have any rights as stockholders in the Company (other than their right to receive the Merger Consideration) and accordingly no longer have any interest in the Company’s future earnings or growth.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors
     The Merger Agreement provides that the directors and officers of Merger Sub immediately prior to the Effective Time shall be the directors and officers of the Surviving Corporation. In connection therewith, at the Effective Time, each of Stanley C. Erck, M. James Barrett, R. Gordon Douglas, Richard Douglas, Thomas Martin Vernon, Jr., and F. Weller Meyer resigned from the Company’s board of directors. The board of directors of the Surviving Corporation is comprised of Gerd Zettlmeissl, Werner Lanthaler and Thomas Lingelbach. Also at the Effective Time, Stanley C. Erck, President and CEO and Russell P. Wilson, Senior Vice President, Chief Financial Officer and General Counsel of the Company resigned as officers of the Company. After the Effective Time, the officers of the Surviving Corporation are Thomas Lingelbach as President and Chief Executive Officer, Werner Lanthaler as Treasurer, Reinhard Kandera as Secretary and Chief Financial Officer, Roman Necina as Vice President of Operations, and Gregory Glenn as Vice President, Chief Scientific Officer US.

Thomas Lingelbach
Thomas Lingelbach, age 45, serves as President and Chief Executive Officer of the Company. Thomas Lingelbach joined Intercell in 2006, at which time he served as Chief Operating Officer of Intercell and was appointed as a new member of Intercell’s Management Board in 2007. He has held a variety of positions of increasing international responsibility in his twenty years in the pharma and vaccine industry. From 2001 until 2006 he served as Managing Director of Chiron Behring GmbH&Co KG and from 2003 until 2006 he also served as Vice President Chiron Vaccines. Upon Chiron’s acquisition by Novartis Vaccines & Diagnostics GmbH&Co KG in early in 2006, he served as Managing Director and General Manager Germany until joining Intercell. Before joining Intercell, he was significantly involved in Novartis’ integration activities acting as General Manager and Managing Director for its German operations. His responsibilities include Product Development, Manufacturing, Quality & Regulatory Compliance and Marketing, and Sales & Supply. Thomas Lingelbach is Managing Director of Intercell Biomedical Ltd. He holds a Master’s degree in Engineering and complemented his education with a Business Administration program. Mr. Lingelbach is a German citizen.
Werner Lanthaler
Werner Lanthaler, age 39, serves as Secretary of the Company. Werner Lanthaler joined Intercell in 2001. Werner Lanthaler has served as Intercell’s Chief Financial Officer since joining Intercell. Previously, he was Head of Marketing and Communications of the Federation of Austrian Industry and, prior to that, Senior Management Consultant at McKinsey & Company International. Werner Lanthaler holds a doctorate from the Vienna University of Economics and Business Administration and earned Master’s degrees from Harvard University. He has considerable experience working in the labor and capital markets of the US, South America, and Europe. He is also an author and co-author of a wide range of books and articles. At Intercell, his responsibilities include Finance, Strategic Marketing, Administration, Human Resources, Investor Relations, and Business Development. Werner Lanthaler currently serves as a member of the Board of Directors of BioXell S.p.A. Mr. Lanthaler is an Austrian citizen.
Reinhard Kandera
Reinhard Kandera, age 39, serves as Secretary and Chief Financial Officer of the Company. Reinhard Kandera has been with Intercell AG since 2001 and currently serves as head of Finance. He has served as Head of Investor Relations since 2005. In these capacities, he is responsible for all operational finance processes. Mr. Kandera currently serves as a Director of Intercell Biomedical Ltd. UK, a position he has held since 2004. Mr. Kandera is a Austrian citizen.
Roman Necina
Roman Necina, age 40, serves as Vice President of Operations of the Company. Roman Necina joined Intercell in December 2007 as Vice President, Quality & Regulatory. He has more than 10 years of experience in biopharmaceutical industry. During the last 10 years, Roman Necina has held several positions at Boehringer Ingelheim Austria in Vienna. In his last position, as Vice President, Biopharmaceutical

Production, he was responsible for GMP manufacturing and Process Development. He is a lecturer at the FU Krems and several other FUs. Mr. Necina is a Austrian citizen.
Gregory Glenn, M.D.
Gregory Glenn, M.D., age 54, serves as Vice President, Chief Scientific Officer US of the Company. Gregory Glenn, M.D. has served as Senior Vice President and Chief Scientific Officer since September 1997 and was a Director from February 1998 through May 2000. Dr. Glenn is the co-discoverer of the TCI technology and a co-founder of the Company. He has been responsible for the conception, implementation and development of the basic science and early clinical trials relating to TCI, and has multiple patents, publications and book chapters describing TCI. Gregory Glenn, M.D. is a pediatrician who completed the Medical Research Fellowship at the Walter Reed Army Institute of Research, or WRAIR, where he continued his research in vaccine delivery while on active duty. He received a B.A. from Whitman College and his M.D. from Oral Roberts University School of Medicine, where he received the Pediatrics Award and Dean’s Award for Academic Excellence. Dr. Glenn is a United States citizen.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
     On August 5, 2008, the Company’s Fourth Amended and Restated directors and sole stockholder approved an amendment to the Company’s Fourth Amended and Restated Certificate of Incorporation changing the Company’s name to Intercell USA, Inc. The Company filed a Certificate of Amendment with the office of the Delaware Secretary of State to effect this name change as of August 5, 2008. The Certificate of Amendment to the Company’s Certificate of Incorporation is attached to this Current Report on Form 8-K as Exhibit 5.1.

Item 7.01	Regulation FD Disclosure.
     On August 5, 2008, Intercell issued a press release announcing the completion of the Merger. A copy of the press release is furnished as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits

2.1
Agreement and Plan of Merger, dated as of May 12, 2008, among Intercell AG, Zebra Merger Sub, Inc. and Iomai Corporation (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K dated May 12, 2008).

5.1.	Certificate of Amendment to the Fourth Amended and Restated Certificate of Incorporation of Iomai Corporation, as filed with the Delaware Secretary of State on August 5, 2008.

99.1	Press Release of Intercell AG, dated August 5, 2008, announcing completion of the capitalized merger.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERCELL USA, INC.
Date: August 5, 2008	By:	/s/ Thomas Lingelbach
		Name:	Thomas Lingelbach
		Title:	President

	By:	/s/ Reinhard Kandera
		Name:	Reinhard Kandera
		Title:	Secretary